UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2005

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2005, the Compensation and Human Resources Committee of the Toro Board of Directors certified that Kendrick B. Melrose, Toro’s Chief Executive Officer and Chairman of the Board until March 15, 2005, had achieved Goal 3 under the Chief Executive Officer Succession Incentive Award Agreement (the "Succession Agreement"), with the election of Michael J. Hoffman, a candidate identified and developed by Mr. Melrose as successor CEO of the Company before October 31, 2005. The Committee also certified the release and delivery to Mr. Melrose of remaining shares of Restricted Stock granted under the Agreement (70% of the total) and certified the vesting and payment of the value of remaining Performance Units (70% of the total), to be used for the purchase of a retirement annuity to Mr. Melrose, subject, in the case of the payment of the retirement annuity, to his retirement as an employee of the Company and to his entering into and complying with the terms and conditions of a noncompetition agreement in accordance with the Succession Agreement. The aggregate value of the Restricted Stock (24,454 shares) was $2,128,721, based on the closing price of the Common Stock on March 15, 2005. Mr. Melrose’s income tax withholding obligation of $808,963.87 will be satisfied by the withholding of delivery to him of 9,294 shares of Common Stock, valued at the closing price on the New York Stock Exchange on March 15, 2005 ($87.05). The Performance Units will be valued at the date of Mr. Melrose’s retirement as an employee of Toro, when the value will be used to purchase the retirement annuity payable until his 75th birthday. The Succession Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10(j) to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2002).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2005, the Toro Board of Directors established a new officer position of Executive Chairman of the Board of Directors and elected Kendrick B. Melrose to serve in the position until his retirement as an employee of the Company, which is expected in December 2005. The primary functions of the position of Executive Chairman of the Board of Directors include, but are not limited to, directing the activities and meetings of the Board; facilitating the CEO transition by serving as a mentor to the new Chief Executive Officer, Michael J. Hoffman, participating in corporate and strategic planning, policy formulation, investor and community relations, key customer relationships, mergers and acquisitions and development of new business strategies. The terms and conditions of Mr. Melrose’s employment as previously established by the Board and the Compensation and Human Resources Committee are unchanged.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(A) On March 15, 2005, the stockholders of the Company approved the amendment of Toro’s Amended and Restated Certificate of Incorporation (1) to increase the total authorized shares of Common Stock, par value $1.00 per share, from 50,000,000 to 100,000,000, and to increase the total authorized capital stock from 51,850,000 to 101,850,000, to reflect the increase in the authorized Common Stock; and (2) to increase the maximum number of directors comprising the Board of Directors from 11 to 12 persons. The amendment became effective March 15, 2005, upon Toro filing the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. A copy of the Amended and Restated Certificate of Incorporation is an exhibit to this Current Report on Form 8-K.

(B) On March 15, 2005, the Board of Directors of the Company approved the amendment of Toro’s Bylaws to increase the maximum number of directors comprising the Board from 11 to 12 persons. The amendment became effective March 15, 2005, following the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

Item 8.01. Other Events.

On March 15, 2005, the Board of Directors of the Company approved a two-for-one split of the Toro Common Stock, par value $1.00 per share, to be effected in the form of a 100% stock dividend (the "Stock Split"). Stockholders of record at the close of business on March 28, 2005, will receive one additional share of Common Stock and one additional Preferred Share Purchase Right for each share of Common Stock held of record at the close of business on March 28, 2005. The additional shares are expected to be credited April 12, 2005. Any fractional share will be paid in cash, valued on the record date at the 4:00 p.m. Eastern Time closing sale price of the Common Stock as reported by the New York Stock Exchange.

In connection with the Stock Split, the Toro Board of Directors will make adjustments to the terms of the Rights Agreement between the Company and Wells Fargo Bank, National Association dated May 20, 1998, as appropriate in order to preserve, without increasing or decreasing, the benefits accruing to holders of the Rights following the Stock Split.

Exhibit 99 to this Current Report on Form 8-K is a copy of the Company’s press release in connection with the announcement

Item 9.01. Financial Statements and Exhibits.

3(i)(a) and 4(a) The Toro Company Amended and Restated Certificate of Incorporation

3(ii)(a) and 4(b) The Toro Company Bylaws

99 Toro’s press release dated March 15, 2005. The press release is not deemed filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statement incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

March 16, 2005	By:	J. Lawrence McIntyre

Name: J. Lawrence McIntyre
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

3.(i)(a)and4(a)	The Toro Company Amended and Restated Certificate of Incorporation
3.(ii)(a)and4(b)	The Toro Company Bylaws
99	Toro's press release dated March 15, 2005 announcing two-for-one stock split